Exhibit 99.2

ONE NUCLEAR MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the selected financial and operating data, the audited financial statements and related notes of ONE Nuclear Energy LLC (the “Company” or “ONE Nuclear”) as of December 31, 2025, which are incorporated by reference, and the unaudited financial statements and related notes of ONE Nuclear as of June 30, 2026, included elsewhere in this Current Report on Form 8-K (the “Form 8-K”). These financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) standards.

The discussion below contains forward-looking statements and reflects the current view of the Company with respect to future events and financial performance. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

The Company is structured to develop, own, and operate a portfolio of behind-the-meter (BTM) microgrids and energy parks that bypass the congested centralized energy transmission infrastructure of the United States. ONE Nuclear’s objective is to cultivate a diverse and sector-agnostic client base of energy-intensive end-users, including not just hyperscale AI and cloud data centers, but also industrial manufacturers, refineries, desalination plants and critical-infrastructure customers.

Recent Developments

The Business Combination

On October 22, 2025, Hennessy Capital Investment Corp. VII, a Cayman Islands exempted company, with limited liability (the “Purchaser” or “HVII”), Solis Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Purchaser (“Merger Sub”), and the Company entered into a business combination agreement (the “Business Combination Agreement”) that contemplates an all-stock business combination transaction (the “Business Combination”) and aggregate share consideration payable to the ONE Nuclear Members based on a formula equal to $1.0 billion divided by the Redemption Price. The Company is a development stage company, with nominal assets, no operating history or revenue to date and no developments currently under construction, and investors and potential investors should consider the financial constraints, uncertainties and risks described elsewhere in the Form 8-K.

The Business Combination was funded by a combination of HVII cash held in trust, proceeds from potential transaction financing, and equity contributed by existing ONE Nuclear equity holders

Promissory Notes

On December 19, 2025, the Company entered into a promissory note (the “HVII Promissory Note”) with HVII providing for loan advances up to an aggregate principal amount of $300,000. The proceeds from these advances are restricted solely for the payment of third-party legal, accounting, and audit services.

In consideration for the advances, the Company is subject to a non-refundable monthly commitment fee of $10,000. This fee is paid in-kind in arrears on the last calendar day of each month and capitalized into the outstanding principal balance. The Company is not required to make cash payments on these fees until the maturity date. The outstanding principal and capitalized fees mature and become payable upon the earliest of: (i) March 31, 2026, (ii) the acceleration of the obligations due to an event of default, or (iii) the consummation of the Business Combination or another specified capital-raising transaction.

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On February 18, 2026, the Company entered into a promissory note (the “B. Riley Promissory Note”) with B. Riley Principal Capital, LLC (“B. Riley Capital”) providing for loan advances up to an aggregate principal amount of $150,000. The proceeds from these advances are restricted solely to pay reasonable expenses to advance the Company’s business, primarily including third-party consultants and expenses related to the contemplated Business Combination (such as accounting, audit, regulatory filings, and travel). As of April 3, 2026, the Company borrowed approximately $114,800 under the B. Riley Promissory Note.

In consideration for the advances, the Company is subject to a non-refundable monthly commitment fee of $5,000. This fee is fully earned and paid in-kind in arrears on the last calendar day of each month (pro-rated for partial periods), effectively capitalizing into the aggregate outstanding principal balance. Cash payments for these capitalized fees are not required until the maturity date. The outstanding principal and capitalized fees mature and become payable upon the earliest of: (i) March 31, 2026, (ii) acceleration of the obligations due to an event of default, (iii) the consummation of the Business Combination or another specified financing transaction, or (iv) the termination of the Business Combination.

On June 4, 2026, the Company entered into a second amendment to the note, which increased the maximum principal amount to $166,975, raised the monthly commitment fee to $5,566, and extended the maturity date to August 15, 2026.

On July 6, 2026, the Company and B. Riley Capital executed a third amendment to the B. Riley Promissory Note. This modification expanded the maximum principal amount available for advances to $196,375 and increased the monthly commitment fee to $6,546.

Shortly thereafter, on July 9, 2026, the parties entered into a fourth amendment. This agreement further raised the maximum principal borrowing limit to $204,113 and adjusted the corresponding monthly commitment fee to $6,804.

 The Company and B. Riley Capital entered into Amendment No. 5, dated July 22, 2026 and Amendment No. 6, dated August 9, 2026, to the B. Riley Promissory Note. These agreements further adjusted the maximum principal borrowing limit to $227,363 and $327, 363 respectively, as well as adjusted the corresponding monthly commitment fee to $7,579 and $10,912, respectively. On September 23, 2026, the Company and B. Riley Capital entered into a seventh amendment to the B. Riley Promissory Note. The amendment provides that the Company may request advances up to an aggregate principal amount of $276,749.38, which reflects a partial repayment of $100,000 paid by the Company and received by B. Riley Capital on September 23, 2026, revises B. Riley Capital’s commitment to make available up to $276,749.38 for advances, and provides for a monthly commitment fee of $9,224.98. The amendment also extended the maturity date from September 30, 2026 to December 31, 2026 and removed the consummation of the business combination between the Company and HVII as an event upon which the outstanding principal and capitalized fees become due and payable.

Omnibus Amendments

On March 31, 2026, HVII, Merger Sub and ONE Nuclear entered into the Omnibus Amendment 1, amending (1) the Business Combination Agreement to extend the Outside Date from April 30, 2026 to June 30, 2026 and (2) the HVII Promissory Note to extend the maturity date from March 31, 2026 to June 30, 2026.

On June 1, 2026, HVII, Merger Sub and ONE Nuclear entered into the Omnibus Amendment 2, amending (1) the Business Combination Agreement to extend the Outside Date from June 30 2026, to August 15, 2026 and (2) the HVII Promissory Note to extend the maturity date from June 30, 2026 to August 15, 2026, and increasing the permitted aggregate principal amount of advances from $300,000 to $316,975.

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On August 7, 2026, HVII, Merger Sub and the Company entered into Omnibus Amendment 3. The amendment modified the HVII Promissory Note by extending its maturity date from August 15, 2026 to September 30, 2026, and increasing the permitted aggregate principal amount of advances from $316,975 to $620,000.

Coen Weddepohl Consulting Agreement

On August 18, 2025, ONE Nuclear entered into a consulting agreement with BCR-ABL LLC, an affiliate of Coen Weddepohl, its then Chief Financial Officer.  Under the agreement, Mr. Weddepohl agrees to act as Chief Financial Officer and Chief Investment Officer to ONE Nuclear. The consulting agreement is terminable by either party with six (6) months’ prior written notice to the other party, or terminable immediately upon material default of the consulting agreement by the other party that is not cured within ten (10) days. Until consummation of the Business Combination, Mr. Weddepohl is due a consulting fee equal to $200,004 annually, payable in 12 equal monthly payments. Effective January 1, 2026, this annual consulting fee was increased to $400,000. Until ONE Nuclear has received an initial capital investment or loan of at least $3,000,000, payments of the consulting fee accrue but are unpaid.

Consulting Agreements

In February 2026, the Company entered into consulting agreements with each of Mark Taylor and Al Vickers that contain payment obligations contingent upon the successful closing of the Business Combination. The aggregate cash obligations under these agreements are $170,000, payable within five business days of the SPAC closing. Additionally, the Company is committed to granting equity awards upon the initial public trading day, in the aggregate valued at $160,000. These equity awards are subject to Board approval and standard vesting terms, with no lock-up period.

Key Components of Statements of Operations

General and Administrative expenses

General and administrative expenses primarily consist of personnel expenses, professional fees, equity-based compensation expenses, and other general and administrative expenses.

Results of Operations

The following tables summarize the Company’s results of operations for the three months ended June 30, 2026 and 2025, the six months ended June 30, 2026, and the period from February 10, 2025 (inception) through June 30, 2025. This discussion should be read in conjunction with the accompanying financial statements, related notes, and the section below entitled “— Key Components of Statements of Operations”. Historical results are not necessarily indicative of future performance.

Three Months Ended June 30, 2026 and 2025

The following tables set forth the Company’s unaudited condensed statement of operations data for the three months ended June 30, 2026 and 2025:

	For the Three Months Ended June 30,
	2026	2025	Change
Operating expenses
General and administrative	$953,362	$10	$953,352
Loss from operations	(953,362)	(10)	(953,352)

Other expense
Commitment fees	45,705	-	45,705
Total	45,705	-	45,705

Net loss	$(999,067)	$(10)	$(999,057)

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Operating Expenses

General and administrative expenses

General and administrative expenses for the three months ended June 30, 2026 were $953,362 as compared to $10 for the three months ended June 2025. The $953,352 increase in general and administrative expenses is mainly due to increases in personnel expenses, professional fees and equity-based compensation expenses.

Other Income (Expense)

Commitment fees

The Company accrued $45,705 pro-rated commitment fees in accordance with the terms of the HVII Promissory Note and the B. Riley Promissory Note for the three months ended June 30, 2026.

Six Months Ended June 30, 2026 and the Period from February 10, 2025 (inception) through June 30, 2025

The following tables set forth the Company’s unaudited condensed statement of operations data for the six months ended June 30, 2026, and the period from February 10, 2025 (inception) through June 30, 2025:

	For the Six Months Ended June 30, 2026	For the Period from February 10, 2025 (inception) through June 30, 2025	Change
Operating expenses
General and administrative	$1,720,432	$10	$1,720,422
Loss from operations	(1,720,432)	(10)	(1,720,422)

Other expense
Commitment fees	82,491	-	82,491
Total	82,491	-	82,491

Net loss	$(1,802,923)	$(10)	$(1,802,913)

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Operating Expenses

General and administrative expenses

General and administrative expenses for the six months ended June 30, 2026 were $1,720,432 as compared to $10 for the period from February 10, 2025 (inception) through June 30, 2025. The $1,720,422 increase in general and administrative expenses is mainly due to increase in personnel expenses, professional fees and equity-based compensation expenses.

Other Income (Expense)

Commitment fees

The Company accrued $82,491 pro-rated commitment fees in accordance with the terms of the HVII Promissory Note and the B. Riley Promissory Note for the six months ended June 30, 2026.

Liquidity and Capital Resources

The Company’s only sources of liquidity have been cash from financing activities. For the six months ended June 30, 2026, the Company incurred a net loss of $1,802,923. As of June 30, 2026, the Company had an accumulated deficit of $2,778,825, a cash balance of $2,588, and a working capital deficit of $2,736,205, which represents a $1,786,122 increase in the deficit compared to a working capital deficit balance of $950,083 at December 31, 2025.

The Company’s future capital requirements will depend on many factors, including the timing and extent of spending. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, “Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these unaudited condensed financial statements are available to be issued. These unaudited condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash flows for the six months ended June 30, 2026 and the Period from February 10, 2025 (inception) through June 30, 2025

The following table summarizes the Company’s cash flows from operating and financing activities for the six months ended June 30, 2026 and the period from February 10, 2025 (inception) through June 30, 2025:

	For the Six Months Ended June 30, 2026	For the Period from February 10, 2025 (inception) through June 30, 2025
CASH USED IN OPERATING ACTIVITIES	$(164,517)	$(10)
CASH PROVIDED BY FINANCING ACTIVITIES	$166,975	$100

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Cash flows used in operating activities

Net cash used in operating activities for period from February 10, 2025 (inception) through June 30, 2025, was $10. Net cash used in operating activities for the six months ended June 30, 2026, was $164,517. This was primarily driven by the Company’s net loss, partially offset by increases in accounts payable and accrued expenses and the recognition of non-cash equity-based compensation.

Cash flows provided by financing activities

Cash provided by financing activities for the period from February 10, 2025 (inception) through June 30, 2025 was $100. This was related to the membership units.

Cash provided by financing activities for the six months ended June 30, 2026 was $166,975. This was primarily related to the promissory notes.

Credit Risk

Credit risk includes the risk that ONE Nuclear’s customers will not pay their bills, which may lead to a reduction in liquidity and an increase in bad debt expense. Credit risk is comprised of numerous factors including the price of products and services provided, the overall economy and local economies in the geographic areas ONE Nuclear serves, including local unemployment rates.

Credit risk also includes the risk that various counterparties that owe ONE Nuclear money or products will breach their obligations. Should the counterparties to these arrangements fail to perform, ONE Nuclear may be forced to enter into alternative arrangements. In that event, ONE Nuclear’s financial results could be adversely affected and it could incur losses.

One alternative available to address counterparty credit risk is to transact on liquid commodity exchanges. The credit risk is then socialized through the exchange central clearinghouse function. While exchanges do remove counterparty credit risk, all participants are subject to margin requirements, which create an additional need for liquidity to post margin as exchange positions change value daily. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires broad clearing of financial swap transactions through a central counterparty, which could lead to additional margin requirements that would impact ONE Nuclear’s liquidity. However, ONE Nuclear may take advantage of an exception to mandatory clearing afforded to commercial end-users who are not classified as a major swap participant, thereby allowing such commercial end-users to enter into uncleared bilateral swaps to hedge their exposure to commercial risk.

ONE Nuclear may at times have direct credit exposure in its short-term wholesale and commodity trading activity to various financial institutions trading for their own accounts or issuing collateral support on behalf of other counterparties. ONE Nuclear may also have some indirect credit exposure to participation in organized markets, such as SPP, PJM and the Midcontinent Independent System Operator (“MISO”), in which any credit losses are socialized to all market participants.

ONE Nuclear may have additional indirect credit exposures to various domestic and foreign financial institutions in the form of letters of credit provided as security by power suppliers under various long-term physical purchased power contracts. If any of the credit ratings of the letter of credit issuers were to drop below the designated investment grade rating stipulated in the underlying long-term purchased power contracts, the supplier would need to replace that security with an acceptable substitute. If the security were not replaced, the party could be in technical default under the contract, which would enable ONE Nuclear to exercise its contractual rights.

Material Accounting Policies and Estimates

ONE Nuclear management’s discussion and analysis of financial condition and results of operations is based on our financial statements which have been prepared in accordance with U.S. GAAP. In preparing our financial statements, we make estimates, assumptions, and judgments that can have a significant impact on our results of operations and net loss, as well as on the value of certain assets and liabilities on our balance sheet during and as of the reporting periods. These estimates, assumptions, and judgments are necessary because future events and their effects on our results and the value of our assets cannot be determined with certainty and are based on our historical experience and on other assumptions that we believe to be reasonable under the circumstances. These estimates may change as new events occur or additional information is obtained, and we may periodically be faced with uncertainties, the outcomes of which are not within our control and may not be known for a prolonged period. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates.

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